                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Schedule 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                          ImClone Systems Incorporated

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:


     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:


     ---------------------------------------------------------------------------
     5)   Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

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2)   Form, Schedule or Registration Statement No.:

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3)   Filing Party:

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4)   Date Filed:

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





                           PRELIMINARY PROXY MATERIALS

                          IMCLONE SYSTEMS INCORPORATED
                                180 Varick Street
                               New York, NY 10014
                                 (212) 645-1405

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               DATE: May 23, 2002
                          TIME: 10:00 A.M. (Local Time)
                                PLACE: Hotel W New York
                              541 Lexington Avenue
                         (between 49th and 50th Streets)
                            New York, New York 10022

ITEMS OF BUSINESS:

     1.   Election of eleven directors.

     2.   Approval of the ImClone Systems Incorporated 2002 Stock Option Plan.

     3. Approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of common stock the Company is authorized to issue from 120,000,000 to 200,000,000 shares.

     4. Ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2002.

     5. Any other matters properly brought before the stockholders at the meeting.

RECORD DATE:

         Only holders of the common stock of record at the close of business on April 16, 2002 are entitled to notice of and to vote at the meeting or any postponements or adjournments thereof.

ANNUAL REPORT:

         Our 2001 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

         It is important that your shares be represented and voted at the meeting. To vote, please complete, sign and date the enclosed proxy and promptly return it in the envelope provided or submit your vote by telephone or via the Internet. Sending in your proxy will not prevent you from voting in person at the meeting.

                                    By Order of the Board of Directors

                                    Daniel  S. Lynch
                                    Secretary

New York, New York
April 26, 2002

                                TABLE OF CONTENTS

ABOUT THE MEETING.................................................................................................1
     What is the purpose of the meeting?..........................................................................1
     Who may attend the meeting?..................................................................................1
     Who is entitled to vote?.....................................................................................1
     What constitutes a quorum?...................................................................................2
     What vote is required to approve each item?..................................................................2
     What are the recommendations of the Board of Directors?......................................................2
     How do I vote?...............................................................................................2
     What if I am a beneficial owner rather than a holder of record?..............................................3
     If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?.............................................................................................3
     Can I change my vote after I return my proxy?................................................................3
     How are votes counted?.......................................................................................3
     Who pays for this proxy solicitation?........................................................................3
STOCK OWNERSHIP...................................................................................................4
     Who are the Largest Owners of the Company's Stock?...........................................................4
     How Much Stock do Certain Beneficial Owners, the Company's Directors and Executive
     Officers Own?................................................................................................4
PROPOSAL NO. 1 -- ELECTION OF BOARD OF DIRECTORS..................................................................6
     Nominees for Director........................................................................................6
     Business Experience of Nominees for Director.................................................................7
     Directors' Compensation......................................................................................9
     Information Concerning Board and Committee Meetings and Committees of the Board.............................10
EXECUTIVE COMPENSATION...........................................................................................11
     Information Concerning Executive Officers...................................................................11
     Employment Agreements.......................................................................................13
     Report of the Compensation Committee........................................................................14
     Compensation Committee Interlocks and Insider Participation.................................................16
     Summary Compensation Table..................................................................................16
     Option Grants in Fiscal 2001................................................................................18
     Option Exercises and Values for Fiscal 2001.................................................................18
     Common Stock Price Performance..............................................................................19
Certain Relationships and Related Transactions...................................................................20
Section 16(a) Beneficial Ownership Reporting Compliance..........................................................22
Report of the Audit Committee....................................................................................23
Fees Paid to KPMG LLP............................................................................................24
PROPOSAL NO. 2 -- APPROVAL OF THE IMCLONE SYSTEMS INCORPORATED 2002 STOCK OPTION PLAN............................24
PROPOSAL NO. 3 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
     INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK....................................................27
PROPOSAL NO. 4 -- RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.......................................29
Stockholder Proposals............................................................................................30
Other Matters....................................................................................................30
Appendix A--ImClone Systems Incorporated 2002 Stock Option Plan.................................................A-1

        THESE MATERIALS CONSTITUTE PRELIMINARY PROXY MATERIALS FILED WITH
        RESPECT TO A FORTHCOMING ANNUAL MEETING OF STOCKHOLDERS. CERTAIN
      INFORMATION WILL BE REVISED TO REFLECT ACTUAL FACTS AT THE TIME THAT
            THE DEFINITIVE PROXY STATEMENT IS MAILED TO STOCKHOLDERS.

                          IMCLONE SYSTEMS INCORPORATED
                                180 VARICK STREET
                            NEW YORK, NEW YORK 10014

                           PRELIMINARY PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of ImClone Systems Incorporated (the "Company") to be held at 10:00 a.m., local time, on Thursday, May 23, 2002, at Hotel W New York, 541 Lexington Avenue (between 49th and 50th Streets), New York, New York 10022, and at any postponements or adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 26, 2002.

                                ABOUT THE MEETING

What is the purpose of the meeting?

         At the meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors, approval of the ImClone Systems Incorporated 2002 Stock Option Plan, approval of an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock and ratification of the appointment of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 2001.

Who may attend the meeting?

         Although we encourage you to complete and return the proxy card or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the meeting and vote your shares in person. All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In all cases, you must bring a form of personal identification. To ensure the availability of adequate space for the Company's stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, stockholders who hold their shares in street name and invited guests of management. In addition, each stockholder may bring one guest. In order that seating may be equitably allocated, a stockholder wishing to bring more than one guest must write to the Secretary of the Company in advance of the meeting and receive written concurrence.

Who is entitled to vote?

         Only stockholders of record at the close of business on the record date, April 16, 2002, are entitled to receive notice of the meeting and to vote the shares of common stock that they held on that date at the meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the meeting.

         Pursuant to our Stockholder Agreement with Bristol-Myers Squibb Company ("BMS"), during the period in which BMS has the right to nominate at least one Director to our Board of Directors (a "BMS Director"), BMS and its affiliates are required to vote all of their shares in the same proportion as the votes cast by all of our other stockholders with respect to the election or removal of non-BMS Directors. BMS has the right to nominate at least one BMS Director if its ownership interest in the Company is 5% or greater.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, the Company had [73,333,889] shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each item?

         Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. This means that the individuals who receive the highest number of votes will be elected as Directors, up to the maximum number of Directors to be chosen at the meeting.

         Amendment of Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares outstanding on the record date will be required for approval.

         Other Items. For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval.

What are the recommendations of the Board of Directors?

         The persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (the "Board"). The Board's recommendation is "FOR" each of the items set forth in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How do I vote?

         You may vote in the following ways:

         (a) In person: You may vote in person at the meeting. If you hold your shares in street name, you must obtain a legal proxy, executed in your favor, from your broker or nominee if you wish to vote your shares at the meeting.

         (b) In writing: If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you sign and return your proxy card but do not give voting instructions, the proxy holders will vote your shares as recommended by the Board of Directors. If you are a record holder and attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in street name, your broker or nominee has enclosed or provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares.

         (c) By telephone: Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

         (d) Via the Internet: Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and on the website.

         Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. The telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker as to how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the meeting.

If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?

         If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is "routine." Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of directors and ratification of the appointment of independent auditors, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on "non-routine" matters without such voting instructions. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. The Company believes that all of the proposals being submitted for stockholder approval at the meeting are routine and, accordingly, does not expect there to be any broker non-votes at the meeting.

Can I change my vote after I return my proxy?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing a notice of revocation or an executed proxy card bearing a later date with the Secretary of the Company at the Company's principal executive offices at 180 Varick Street, New York, New York 10014. You may also change or revoke your proxy by telephone or via the Internet at any time before the meeting in accordance with the instructions on the enclosed proxy card. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are votes counted?

         For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the meeting. Abstentions and broker non-votes will not be voted either in favor of or against any of the proposals. For the election of directors, which requires a plurality of the votes cast, votes withheld from one or more nominees will be excluded entirely from the vote and will have no effect on the outcome. For the proposed Amendment to the Company's Certificate of Incorporation, which requires the affirmative vote of the holders of a majority of the shares outstanding on the record date, abstentions and broker non-votes will not be counted and will have the effect of votes against the proposal. For each of the other proposals, which will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal, abstentions will be counted for purposes of determining the number of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes will not be counted and will have no effect on the outcome.

Who pays for this proxy solicitation?

         We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. In addition, we have retained Georgeson Shareholder Communications, Inc. to assist us in soliciting your proxy for a fee of $6,000 plus reasonable out-of-pocket expenses.

                                 STOCK OWNERSHIP

Who are the Largest Owners of the Company's Stock?

         Except as set forth in the table below, the Company knows of no single person or group of related persons that is the beneficial owner of more than 5% of the Company's common stock. This is based solely on Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission (the "SEC") as of March 15, 2002.

How Much Stock Do Certain Beneficial Owners, the Company's Directors and Executive Officers Own?

         The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by persons or groups of related persons that beneficially own greater than 5% of the Company's common stock, the Company's current Directors, the Named Executive Officers in the Summary Compensation Table below and the current Directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 15, 2002. "Beneficial Ownership" is a technical term defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially own" the Company's common stock if you own it directly or indirectly (e.g., through a relationship, a position as a trustee or through an agreement) or if you have the right to acquire it within 60 days (e.g., upon the exercise of options). The table below, as well as all other portions of this proxy statement, reflects the Company's 2-for-1 stock split, effected in the form of a dividend, in October 2000.

                                                                            AMOUNT AND
                                                                             NATURE OF
NAME AND ADDRESS OF                                                         BENEFICIAL        PERCENT OF
BENEFICIAL OWNER(1)                                                          OWNERSHIP         CLASS(2)
-------------------                                                          ---------         --------
Bristol-Myers Squibb Company.....................................            14,392,003(3)      19.63%(4)
     345 Park Avenue
     New York, New York 10154
FMR Group........................................................            10,974,541(5)      14.90%(4)
     82 Devonshire Street
     Boston, Massachusetts 02109
Harlan W. Waksal, M.D............................................             3,106,847(6)       4.22%
Robert F. Goldhammer.............................................             1,461,121(7)       1.99%
Samuel D. Waksal, Ph.D...........................................               581,985(8)           *
David M. Kies....................................................               400,008(9)           *
John Mendelsohn, M.D.............................................               373,226(10)          *
Vincent T. DeVita, Jr., M.D......................................               236,555(11)          *
Peter Bohlen, Ph.D...............................................               212,954(12)          *
Paul B. Kopperl..................................................               193,556(13)          *
William R. Miller................................................               158,971(14)          *
Arnold J. Levine.................................................               106,145(15)          *
S. Joseph Tarnowski, Ph.D........................................                95,061(16)          *
Daniel S. Lynch..................................................                15,000(17)          *
Andrew G. Bodnar, M.D. (18)......................................                     0              *
Peter S. Ringrose, Ph.D.(18).....................................                     0              *
All Directors and Executive Officers as a Group (24 persons).....             8,132,776(19)     10.69%

----------
*        Less than 1%

(1) Unless otherwise noted, each person's address is in care of ImClone Systems Incorporated, 180 Varick Street, Sixth Floor, New York, New York 10014.

(2) The percentage of voting stock owned by each stockholder is calculated by dividing (1) the number of shares deemed to be beneficially held by such stockholder as of March 15, 2002, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (2) the sum of (A) 73,333,889, which is the number of shares of common stock outstanding as of March 15, 2002, plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and other derivative securities held by such stockholder. For purposes of this security ownership table, "currently exercisable options" consist of options exercisable as of March 15, 2002 or within 60 days after March 15, 2002. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) This information is as of March 6, 2002 and was obtained from Amendment No. 2 to Schedule 13D, filed with the SEC on March 6, 2002.

(4) These percentages have been calculated based upon the number of shares reported as beneficially owned in the stockholder's latest Schedule 13G or Schedule 13D filing prior to March 15, 2002 and the number of shares outstanding as of March 15, 2002.

(5) This information is as of December 31, 2001 and was obtained from Amendment No. 2 to Schedule 13G, filed with the SEC on February 14, 2002. This number consists of 10,974,541 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, as a result of acting as an investment adviser to various registered investment companies. The shares owned by the investment companies include 50,826 shares of common stock resulting from the assumed conversion of $2,800,000 principal amount of ImClone Systems Incorporated 5 1/2% convertible notes due 3/01/05 (144A) (18.152 shares of common stock for each $1,000 principal amount of debenture) and 251,405 shares of common stock resulting from the assumed conversion of $13,850,000 principal amount of ImClone Systems Incorporated 5 1/2% convertible notes due 3/01/05 (18.152 shares of common stock for each $1,000 principal amount of debenture). FMR Group is the parent company of various Fidelity funds and related parties. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., are also listed on the
         Schedule 13G as beneficial owners of the 10,974,541 shares.

(6) Includes 333,334 shares issuable upon the exercise of currently exercisable options; 4,086 shares owned by Dr. Waksal's sons and 157 shares owned in a joint account with his wife.

(7) Includes 120,000 shares issuable upon the exercise of currently exercisable options and 11,785 shares held by Mr. Goldhammer's spouse.

(8) Includes 416,668 shares issuable upon the exercise of currently exercisable options.

(9) Includes 60,000 shares issuable upon the exercise of currently exercisable options; 30,000 shares held by a family foundation of which Mr. Kies is one of the trustees; 16,400 shares held as co-trustee for a trust for Mr. Kies' minor son and 615 shares held by Mr. Kies' spouse as to which Mr. Kies disclaims beneficial ownership.

(10) Consists of 373,226 shares issuable upon the exercise of currently exercisable options.

(11) Includes 236,084 shares issuable upon the exercise of currently exercisable options.

(12) Includes 208,667 shares issuable upon exercise of currently exercisable options.

(13) Consists of 53,570 shares issuable upon the exercise of currently exercisable options; an aggregate of 139,486 shares held by two trusts of which Mr. Kopperl is sole beneficiary and 500 shares held by Mr. Kopperl's spouse as to which Mr. Kopperl disclaims beneficial ownership.

(14) Includes 60,000 shares issuable upon exercise of currently exercisable options.

(15) Includes 76,474 shares issuable upon exercise of currently exercisable options.

(16) Includes 86,176 shares issuable upon exercise of currently exercisable options.

(17) Consists of 15,000 shares issuable upon exercise of currently exercisable options.

(18) Address is in care of Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

(19) Includes an aggregate of (1) 2,753,691 shares issuable upon the exercise of currently exercisable options and (2) 1,115 shares as to which beneficial ownership is disclaimed.

                                 PROPOSAL NO. 1

                         ELECTION OF BOARD OF DIRECTORS

         An entire Board of Directors, consisting of eleven members, will be elected at the meeting. The Directors elected will hold office until their successors are elected, which normally would be expected to occur at the next annual meeting.

         Pursuant to a Stockholder Agreement, dated as of September 19, 2001, among the Company, Bristol-Myers Squibb Company and Bristol-Myers Squibb Biologics Company, the size of the Board of Directors was increased from ten to twelve members, and Bristol-Myers Squibb Company received the right to nominate two Directors so long as its ownership interest in the Company is 12.5% or greater.

         On April 2, 2002, Richard Barth resigned from the Board of Directors. On April 3, 2002, the Board of Directors fixed the size of the Board at eleven members.

         Nominations. At the meeting, the Board of Directors expects to nominate the eleven persons named in this proxy statement as Directors. Although we do not know of any reason why any of these nominees might not be able to serve, the Board of Directors may propose a substitute nominee if any nominee is not available for election.

         General Information About the Nominees. All of the nominees are currently Directors of the Company. Each of the nominees has agreed to be named in the proxy statement and to serve as a Director if elected.

                              NOMINEES FOR DIRECTOR

                                                                                                               DIRECTOR OF
NAME                                                          CURRENT POSITION WITH COMPANY                   COMPANY SINCE
----                                                          -----------------------------                   -------------
Andrew G. Bodnar, M.D.(3)(4).........................         Director                                             2001
Vincent T. DeVita, Jr., M.D.(5)(6)...................         Director                                             1992
Robert F. Goldhammer(3)(4)(6)........................         Chairman of the Board                                1984
David M. Kies(2)(4)(6)...............................         Director                                             1996
Paul B. Kopperl(1)(2)(4)(6)..........................         Director                                             1993
Arnold J. Levine, Ph.D.(4)(5)(6).....................         Director                                             2000
John Mendelsohn, M.D.(5)(6)..........................         Director                                             1998
William R. Miller(1)(2)(3)(4)(6).....................         Director                                             1996
Peter S. Ringrose, Ph.D.(5)..........................         Director                                             2001
Harlan W. Waksal, M.D.(3)(5).........................         Executive Vice President, Chief Operating            1984
                                                                Officer and Director
Samuel D. Waksal, Ph.D.(3)(5)........................         President, Chief Executive Officer and               1985
                                                                Director

(1)      Member of Audit Committee

(2)      Member of Compensation and Stock Option Committee

(3)      Member of Executive Committee

(4)      Member of Nominating and Corporate Governance Committee

(5)      Member of Research Oversight Committee

(6)      Member of Special Committee

                  BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

         ANDREW G. BODNAR, M.D., 54, has been a Director of the Company since November 2001. Dr. Bodnar was designated and is being nominated as a Director pursuant to a Stockholder Agreement, dated as of September 19, 2001, among the Company, Bristol-Myers Squibb Company and Bristol-Myers Squibb Biologics Company. Dr. Bodnar is Senior Vice President, Medical and External Affairs of Bristol-Myers Squibb. Previously, Dr. Bodnar served as President, Oncology/Immunology and Worldwide Strategic Business Development for Bristol-Myers Squibb's Pharmaceutical Group. Prior to joining Bristol-Myers Squibb, Dr. Bodnar was Associate Chief of Internal Medicine, Acting Chief of Cardiology and Director of the Internal Medicine Residency Program at Massachusetts General Hospital in Boston. Dr. Bodnar serves on the Board of Trustees of The New York Blood Center, The Fox Chase Cancer Center and The American Boychoir School.

         VINCENT T. DEVITA, JR., M.D., 67, has been a Director of the Company since February 1992. Since 1993, Dr. DeVita has served as Director of the Yale Cancer Center as well as Professor of Medicine and Professor of Epidemiology and Public Health at Yale University School of Medicine, New Haven, Connecticut. From September 1988 through June 1995, Dr. DeVita served as Attending Physician at Memorial Sloan-Kettering Cancer Center ("Sloan Kettering"), New York, and through June 1991 as Physician-in-Chief. From 1980 to 1988, he served under Presidential appointment as Director of the National Cancer Institute ("NCI"), where he had held various positions since 1966. During his years with the NCI, Dr. DeVita was instrumental in developing the first successful combination cancer chemotherapy program. This work ultimately led to effective regimens of curative chemotherapy for a variety of cancers. Dr. DeVita's numerous awards include the 1990 Armand Hammer Cancer Prize and the 1982 Albert and Mary Lasker Medical Research Award for his contribution to the cure of Hodgkin's disease. Dr. DeVita received his M.D. from the George Washington University School of Medicine, Washington, D.C. in 1961.

         ROBERT F. GOLDHAMMER, 71, has served as the Company's Chairman of the Board since February 1991 and has been a Director of the Company since October 1984. Mr. Goldhammer was the Vice Chairman of the Executive Committee of the Board of Directors of Kidder, Peabody & Company where he was employed from 1956 to 1989. While at Kidder, he was also Chairman of the Boston Stock Exchange (1969-1972), a member of the Board of Governors of the Investment Bankers Association (1967) and the Chairman of the New England Group IBA (1966-1967). He has been since 1991, a partner of Concord International Group, L.P. He serves as a director on the Boards of Esterline Corporation and Community Connect Incorporated. Mr. Goldhammer has served as a trustee of the Episcopal Diocese of Massachusetts. He also served as a trustee of Boston University and the Kennedy Center of Performing Arts in Washington D.C. Throughout his career, Mr. Goldhammer has advised numerous firms in the area of fundraising, operations, marketing, finance, strategy and management. He is a graduate of Boston University.

         DAVID M. KIES, 58, has been a Director of the Company since June 1996. Mr. Kies is a Partner of the New York based law firm Sullivan & Cromwell, specializing in mergers and acquisitions, securities and general corporate matters.

         PAUL B. KOPPERL, 68, has been a Director of the Company since December 1993. He has served as President of Delano & Kopperl, Inc., a private business strategy and venture investing firm in Boston and its predecessor firms from 1976 to the present. In 2001, Mr. Kopperl retired as President but remains a director of Pegasus Investments, Inc., a private investment management firm in Boston. From 1967 through 1975, he was Vice President and a principal of Kidder, Peabody & Co. Incorporated, New York, an investment banking firm. From 1959 to 1967 he was an associate with Goldman, Sachs & Co., New York. Mr. Kopperl is a Trustee of the Dana-Farber Cancer Institute, Boston, a member of its Executive, Investment and Trustee Science Committees and a Trustee of Dana-Farber/Children's Hospital Cancer Care, Inc. He is a director of Centagenetix, Inc., Cambridge, Massachusetts, serves as Advisor to the Dean, Harvard School of Public Health, and is a visiting lecturer at the United States Military Academy, West Point. Over the years he has served as a trustee or director of numerous businesses and not-for-profit educational, performing arts and social welfare organizations.

         ARNOLD J. LEVINE, PH.D., 62, has been a Director of the Company since April 2000. Dr. Levine is a cancer biologist and was President of Rockefeller University from November 1998 to January 2002. Previously, Dr. Levine was the Harry C. Wiess Professor of Life Sciences at Princeton University, where he founded Princeton's molecular biology department during a 12-year tenure that saw the department grow to include two research laboratories and 35 faculty members. Prior to his work at Princeton, Dr. Levine was Chairman at SUNY Stony Brook School of Medicine. Dr. Levine is also a Director of Applera Corporation, Advanced Medicine and Infinity Pharm.

         JOHN MENDELSOHN, M.D., 65, has been a Director of the Company since February 1998. He has served as the President of M.D. Anderson Cancer Center, University of Texas, where he has also been Professor of Medicine since 1996. From 1985 to 1996 he was Chairman of the Department of Medicine at Sloan Kettering, New York, as well as holder of the Winthrop Rockefeller Chair in Medical Oncology at Sloan Kettering. He was also Professor and Vice-Chairman of Medicine at Cornell University Medical College and an attending physician at both Memorial and New York Hospitals. Dr. Mendelsohn served on the faculty of the University of California, San Diego and was instrumental in the creation of the University's Cancer Center, where he served as Director from 1976 to 1985. Dr. Mendelsohn's work has focused on growth factors and their role in regulating the proliferation of cancer cells through cell surface receptors. Dr. Mendelsohn was responsible for developing specific monoclonal antibodies that block receptors, including epidermal growth factor receptors, which mediate growth factor activation of cell growth and division. Dr. Mendelsohn is currently a board member of Enron Corp. and the Greater Houston Partnership and is a fellow of the New York Academy of Medicine. In 1997, Dr. Mendelsohn was elected to the Institute of Medicine of the National Academy of Sciences.

         WILLIAM R. MILLER, 73, has been a Director of the Company since June 1996. Mr. Miller served as Vice Chairman of the Board of Directors of the Bristol-Myers Squibb Company from 1985 until 1991, at which time he retired. Mr. Miller is a director of Isis Pharmaceuticals, Inc. and Transkaryotic Therapies, Inc. He is Chairman of the Board of Vion Pharmaceuticals, Inc. He is Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, Metropolitan Opera Association and Opera Orchestra of New York. He is a member of Oxford University Chancellor's Court of Benefactors, Honorary Fellow of St. Edmund Hall and Chairman of the English-Speaking Union of the United States.

         PETER S. RINGROSE, PH.D., 56, has been a Director of the Company since November 2001. Dr. Ringrose was designated and is being nominated as a Director pursuant to a Stockholder Agreement, dated as of September 19, 2001, among the Company, Bristol-Myers Squibb Company and Bristol-Myers Squibb Biologics Company. Dr. Ringrose is President of the Bristol-Myers Squibb Pharmaceutical Research Institute, and, since January 2000, has been Chief Scientific Officer of Bristol-Myers Squibb. Dr. Ringrose joined Bristol-Myers Squibb in January 1997 from Pfizer where he was Senior Vice President, Worldwide Discovery and Medicinal Research and Development, Europe, based in Sandwich, UK. Dr. Ringrose is a member of the advisory board for the Centre for Medicines Research in the UK. He is a member of the Science & Regulatory Section executive Committee for PhRMA (Pharmaceutical Research and Manufacturers of America) and is currently Chairman-Elect of the Section. He is Chairman of the Hever Group of pharmaceutical R&D heads, and he sits on the U.S. Council on Competitiveness. In addition, Dr. Ringrose has been appointed to the Chancellor's Court of Benefactors at the University of Oxford.

         HARLAN W. WAKSAL, M.D., 49, is a founder of the Company and has been a Director since April 1984. He has directed the Company's research and development since April 1985, and has served as the Company's Executive Vice President and Chief Operating Officer since March 1987. From 1985 to March 1987, Dr. Waksal served as the Company's President. Dr. Waksal received his training in Internal Medicine from Tufts-New England Medical Center Hospital and in Pathology from Kings County Hospital in Brooklyn, New York from 1982 to 1987. From 1984 to 1985, Dr. Waksal was Chief Resident in Pathology at Kings County Hospital. He received his Medical Degree from Tufts University School of Medicine in 1979. He is currently Adjunct Assistant Professor in the Department of Pathology at Downstate Medical Center, New York. Dr. Harlan W. Waksal and Dr. Samuel D. Waksal are brothers.

         SAMUEL D. WAKSAL, PH.D., 54, President and Chief Executive Officer of the Company, is a founder of the Company and has been its Chief Executive Officer and a Director since August 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. Dr. Waksal has been a visiting professor at the Weizmann Institute in Israel and the Pasteur Institute in France. Dr. Waksal currently serves on the Executive Committee of the New York Biotechnology Association, the Board of Advisors of Rockefeller University and is Chairman of the New York Council for the Humanities. Dr. Waksal sits on the Board of Antigenics Inc. Dr. Samuel D. Waksal and Dr. Harlan W. Waksal are brothers.

         THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE (PROPOSAL NO. 1 ON YOUR PROXY CARD).

                             DIRECTORS' COMPENSATION

CASH COMPENSATION

         Exclusive of the Chairman of the Board, each non-employee Director of the Company for 2001 received compensation of $10,000 per year, or a pro rata portion thereof for persons not serving the full fiscal year, for such person's services as a Director as well as reimbursement of the Director's reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities. This annual compensation was raised to $30,000 for 2002. The Chairman of the Board receives $150,000 per year for his services as Chairman as well as reimbursement of his reasonable out of pocket expenses incurred in connection with his Board and Board committee activities. In addition, the Chairman of each of the Board committees, exclusive of the Chairman of the Board, receives $5,000 per year as compensation for services as committee Chairman. This fee was raised to $10,000 for 2002. Dr. DeVita did not receive compensation for his service as a Director during 2001 due to his consulting arrangement with the Company during 2001. See "Certain Relationships and Related Transactions."

DIRECTORS' STOCK OPTIONS

         Pursuant to the Company's 1996 Non-Qualified Stock Option Plan (the "1996 Non-Qualified Plan"), each Director who is not an employee of the Company automatically receives on each February 15th an option to purchase 30,000 shares of common stock except that the Chairman of the Board receives an option to purchase 60,000 shares. Each individual joining the Board within the first nine months of the year receives a pro rata portion thereof. Such options vest after one full year of service on the Board from the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant. Directors newly joining the Board who are not employees of the Company are made a one-time option grant under the 1996 Non-Qualified Plan to purchase 50,000 shares of common stock. Such options vest as to 25% of the shares of common stock over the four-year period commencing with the date of grant, subject to such individual's continued service on the Board on the scheduled date of vesting, and have an exercise price equal to the fair market value of the common stock on the date of grant. To the extent there is not capacity under the Company's 1996 Non-Qualified Plan, these grants may come from the Company's 1998 Non-Qualified Stock Option Plan. From time to time, Directors who are not employees of the Company may be granted additional options in consideration for providing services on the Board. No such additional grants were made during 2001. If Proposal No. 2 in this proxy statement, "Approval of the ImClone Systems Incorporated 2002 Stock Option Plan," is approved, Directors will no longer receive automatic option grants on each February 15th, but it is expected that they will continue to receive comparable grants on a discretionary basis.

         The table below sets forth option grants to Directors who are not employees of the Company made during the year ended December 31, 2001 in consideration for such Directors serving on the Board:

                                                                        NUMBER OF
NAME                                                                     OPTIONS
----                                                                     -------
Andrew G. Bodnar..............................................            50,000(2)
Vincent T. DeVita, Jr.........................................            30,000(1)
Robert F. Goldhammer..........................................            60,000(1)
David M. Kies.................................................            30,000(1)
Paul B. Kopperl...............................................            30,000(1)
Arnold J. Levine..............................................            30,000(1)
John Mendelsohn...............................................            30,000(1)
William R. Miller.............................................            30,000(1)
Peter S. Ringrose.............................................            50,000(2)

(1) These options were granted automatically pursuant to the terms of the 1996 Non-Qualified Plan on February 15, 2001 at a per share exercise price of $37.1875, which is equal to the fair market value of the common stock on the date of grant. The options vested and became exercisable in their entirety on February 15, 2002 and terminate on February 14, 2011.

(2) In accordance with Company policy, upon joining the Board of Directors on November 15, 2001, Dr. Bodnar and Dr. Ringrose were each granted options to purchase 50,000 shares at a per share exercise price of $62.07, which is equal to the fair market value of the common stock on the date of grant. These options vest as to 25% of the shares of common stock over the four-year period commencing with the date of grant, subject to such individual's continued service on the Board of Directors on the scheduled date of vesting.

                   INFORMATION CONCERNING BOARD AND COMMITTEE
                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. During the year ended December 31, 2001, there were twelve meetings of the Company's Board. The Board also took certain actions by unanimous written consent. No incumbent Director attended fewer than 75% of the total number of meetings of the Board and of the Committees of the Board on which he served.

         The Company has an Executive Committee of the Board currently composed of Samuel D. Waksal (Chairman), Andrew G. Bodnar, Robert F. Goldhammer, William
R. Miller and Harlan W. Waksal. The Executive Committee acts for the Board when formal Board action is required between Board meetings. The Executive Committee has all the power of the full Board in the management of the business and affairs of the Company, except those powers that by law cannot be delegated by the Board. The Executive Committee met twice during the year ended December 31, 2001.

         The Company has an Audit Committee of the Board currently composed of Paul B. Kopperl (Chairman) and William R. Miller. The Board expects to appoint an additional member to the Audit Committee at its next Board meeting. Each of the members of the Audit Committee is an "independent director" as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter, a copy of which was attached as Appendix A to the Company's proxy statement for its 2000 fiscal year. The primary functions of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and, with certain exceptions, legal compliance. The Audit Committee provides an avenue of communication among the independent auditors, management and the Board of Directors. The Audit Committee met three times during the year ended December 31, 2001.

         The Company has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board currently composed of William R. Miller (Chairman), David M. Kies and Paul B. Kopperl. The Compensation Committee is responsible for developing executive compensation policies. The Compensation Committee also (i) determines annually the base salary to be paid to the Chief Executive Officer and determines bonuses and incentive awards to be paid from time to time to the Chief Executive Officer; and (ii) approves annually a salary plan for other senior officers (on the recommendation of the Chief Executive Officer in conjunction with other senior personnel) and approves bonuses and incentive awards to be paid from time to time to such senior officers. The Compensation Committee also administers the Company's various stock option and purchase plans, including the granting of options under the option plans. The Compensation Committee met twice during the year ended December 31, 2001 and also took certain actions by unanimous written consent.

         The Company has a Nominating and Corporate Governance Committee currently composed of David M. Kies (Chairman), Andrew G. Bodnar, Robert F. Goldhammer, Paul B. Kopperl, Arnold J. Levine and William R. Miller. The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding Board and committee nominees and membership, director performance and officer candidates. The Nominating and Corporate Governance Committee also considers and makes recommendations to the Board with respect to corporate organizational and governance matters. The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2001. The Nominating and Corporate Governance Committee considers nominations for director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's Amended and Restated By-laws.

         The Company has a Research Oversight Committee currently composed of Samuel D. Waksal (Chairman), Vincent T. DeVita, Jr., Arnold J. Levine, John Mendelsohn, Peter S. Ringrose and Harlan W. Waksal. The Research Oversight Committee participates on behalf of the Board in monitoring the research focus of the Company. The Research Oversight Committee did not meet formally during the year ended December 31, 2001.

         In February 2002, the Board of Directors established a Special Committee. The Special Committee is currently composed of Vincent T. DeVita, Jr., Robert F. Goldhammer, David M. Kies, Paul B. Kopperl, Arnold J. Levine, John Mendelsohn and William R. Miller. The Special Committee has been delegated all lawful authority of the Board in connection with the investigation of the SEC into possible violations of the federal securities laws by the Company and certain unnamed individuals, the subpoena from a grand jury sitting in the United States District Court for the Southern District of New York related to an investigation by the United States Department of Justice, the inquiry of the Oversight and Investigations Subcommittee of the House Energy and Commerce Committee into the conduct of the Company in the development of the Company's product candidate, ERBITUX(TM), federal securities actions naming the Company and certain Directors as defendants, stockholder derivative actions, a proposal from BMS on February 5, 2002 which sought to restructure the relationship between the Company and BMS, which has subsequently been resolved through the amendment of the agreement between the Company and BMS dated March 5, 2002, and any matters that may arise in the future based upon the same or similar facts or allegations.

                             EXECUTIVE COMPENSATION

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         Certain information concerning executive officers of the Company is provided below.

         SAMUEL D. WAKSAL, PH.D., is the President and Chief Executive Officer of the Company. Certain information concerning Dr. Waksal appears on page 8.

         HARLAN W. WAKSAL, M.D., is the Executive Vice President and Chief Operating Officer of the Company. Certain information concerning Dr. Waksal appears on page 8.

         PETER BOHLEN, PH.D., 59, has been Senior Vice President, Research of the Company since January 2001. He joined the Company as Vice President, Research in September 1996 and served in that capacity through December 2000. From November 1995 to July 1996 he was Senior Director of Ixsys, a privately-held biotechnology company. From October 1987 to June 1996 he was department head of the Molecular Biology Section of American Cyanamid's Medical Research Division and director of the company's angiogenesis program. He also has held academic positions at the Salk Institute, San Diego and the University of Zurich, Switzerland. Dr. Bohlen received his Ph.D. in chemistry from the University of Berne in Switzerland. In 1983, he received the Cloetta Award in Switzerland for his contributions in the field of protein analysis. He has authored or co-authored over 200 publications and is a named inventor on 26 patents.

         CHARLES DUNNE, 37, has been Vice President, Management Information Systems and Facilities since January 2001. Mr. Dunne, one of the Company's first employees, joined the Company in 1984 and has served it in a number of capacities, including Assistant Vice President, Management Information Systems and Facilities during 2000, Senior Director, Management Information Systems during 1999 and Director, Management Information Systems during 1998. Mr. Dunne supervised the construction of the Company's corporate headquarters and research laboratories and has implemented all systems at the Company since 1984.

         PAUL A. GOLDSTEIN, 37, has been Vice President, Financial Operations since January 2001. He joined the Company in January 1992 and has served in various capacities since that date, including Assistant Vice President, Finance during 2000, Senior Director, Finance and Controller from January 1998 through December 1999 and Controller from January 1995 through December 1997. Prior to joining the Company he was employed by Laventhol & Horwath, a certified public accounting firm in New York City. Mr. Goldstein is a certified public accountant.

         MICHAEL HOWERTON, 50, has served as the Company's Vice President, Business Development since August 2001. Mr. Howerton is responsible for the pursuit and development of new business opportunities for the Company, including acquisitions, product in-licensing and out-licensing and strategic alliances. Prior to joining the Company, Mr. Howerton built a 25-year career at Bristol-Myers Squibb Company. In his most recent position at Bristol-Myers Squibb, Mr. Howerton served as

Vice President, Financial Analysis and Assistant Controller from 1998 to 2001, directing activities relating to the financial and strategic analysis, budgeting and profit planning of the Company. Prior to this position, Mr. Howerton served as Vice President, Corporate Development for eight years, and was responsible for activities relating to the acquisitions, divestitures and strategic alliances for the Company's Worldwide Medicine Group.

         JOHN B. LANDES, 54, has served as Senior Vice President, Legal since January 2001. He was Vice President, Legal from 1992 to 2000; Vice President, Business Development from 1992 through 1999 and General Counsel from 1992 through 2002. Prior thereto, he was Vice President, Administration and Legal since December 1984. He was Secretary of the Company from April 1985 through February 2002 and served as its Treasurer from April 1984 through September 1991, except for an interim period from December 1988 to February 1991. From 1978 to 1984, Mr. Landes was an associate attorney with the Boston law firm of Mahoney, Hawkes and Goldings.

         LILY WAIYEE LEE, PH.D., 46, joined the Company in April 2001 as its Vice President, Regulatory Affairs and Biostatistics. Dr. Lee was employed at The Lipsome Company, Division of Elan Corporation, as its Vice President, Clinical & Regulatory Operations and Biostatistics from 1995 to April 2001 and as its Executive Director, Biostatistics and Data Management from 1993 through 1994. Prior to that time she was employed for over eight years in various statistical positions at Ciba Consumer Pharmaceuticals, Division of Ciba Geigy and at Janssen Pharmaceutica, a division of Johnson & Johnson. Dr. Lee earned a bachelor degree in statistics from the University of Minnesota and both a masters degree in Biostatistics and Ph.D. in Demography from the University of California, Berkeley.

         DANIEL S. LYNCH, 44, joined the Company in April 2001 as its Vice President, Finance and Chief Financial Officer. In September 2001, he was promoted to Senior Vice President, Finance and in February 2002 was appointed Secretary of the Company. From May 1999 through March 2001, he served as Chief Financial Officer of Derby Cycle Corporation. Prior to this, Mr. Lynch served for 15 years in various capacities at Bristol-Myers Squibb Company, including from December 1998 through May 1999, as its Vice President, Finance, U.S. Pharmaceutical, Worldwide Medicines Group; from April 1998 through November 1998 as its Vice President, Finance, Technical Operations, Worldwide Medicines Group; from July 1997 through March 1998 as its Vice President, Finance, Intercontinental, Worldwide Medicines Group; and from February 1995 through June 1997 as its Vice President, Finance, Worldwide Consumer Medicines Group.

         RONALD A. MARTELL, 40, has served as the Company's Vice President, Marketing and Sales since November 1998. Prior to joining the Company he worked at Genentech, Inc. for ten years where he held various positions. Most recently, from 1996 until joining the Company, he served as Genentech's Group Manager of Oncology Products where he directed the launch of Herceptin, Genentech's monoclonal antibody product approved to treat breast cancer. From 1995 to 1996 he served as Senior Product Manager where he launched Pulmozyme for cystic fibrosis in Europe. From 1994 through 1995 he served as Manger of Genentech's Piedmont Sales Division. Prior to that, he served from 1993 as Associate Product Manager for Genentech's Pulmozyme.

         MICHAEL NEEDLE, M.D., 42, has served as the Company's Vice President, Clinical Affairs since January 2001. He joined the Company in April 2000 as its Assistant Vice President, Clinical Affairs. Prior to joining the Company, Dr. Needle served as Director, Oncology Clinical Research of G.D. Searle, a Monsanto Company. From July 1993 through November 1997 Dr. Needle served as Assistant Professor of Pediatrics and Neurology, Children's Hospital of Philadelphia, University of Pennsylvania School of Medicine. Dr. Needle received a Bachelor of Arts degree in Physics from Binghamton University and a Doctor of Medicine degree from the State University of New York, Health Science Center at Brooklyn. Dr. Needle performed his residency in Pediatrics at Kings County Hospital in Brooklyn and his Pediatric Hematology/Oncology fellowship at the Fred Hutchinson Cancer Research Center in Seattle and the University of Texas, MD Anderson Cancer Center in Houston.

         ANDREA F. RABNEY, 35, has served as the Company's Vice President, Corporate Communications since January 2001. She joined the Company in 1993 as its Director, Corporate Development and Investor Relations and has served in several other managerial positions since that time, including Senior Director, Corporate Development & Investor Relations from 1998 to 1999 and Assistant Vice President, Corporate Communications during 2000. Prior to joining the Company, Ms. Rabney served as a compliance analyst at Smith Barney Shearson Inc. (now Salomon Smith Barney) where she was responsible for defining capital markets guidelines and procedures for foreign and institutional accounts and trading desks. Ms. Rabney holds a law degree from the Jacob D. Fuchsberg Law Center of Touro College.

         CLIFFORD R. SAFFRON, 44, joined the Company on February 1, 2002, as Vice President, Legal - Special General Counsel. From February 1, 1994 through November 30, 2001, he was Senior Vice President - Deputy General Counsel of ICN Pharmaceuticals, Inc. Prior to this, from October 1989 through January 1994, he was a litigation associate with the law firm of Proskauer Rose LLP in its New York City office.

         S. JOSEPH TARNOWSKI, PH.D., 48, has served as the Company's Senior Vice President, Product and Process Development since April 2001. He was Vice President, Product and Process Development from January 1999 through April 2001. Prior to joining the Company, he held various positions with CellPro, Inc., the principal business of which was the development, manufacture and marketing of automated systems that utilize monoclonal antibodies to purify large quantities of specific cells for therapeutic and diagnostic applications. He joined CellPro in June 1992 as Vice President of Operations, was appointed to Vice President of Research and Development in June 1995 and became Senior Vice President and Chief Technical Officer in December 1996. From November 1986 to May 1992, Dr. Tarnowski was Director, Process and Product Development of Scios Nova Inc. (formerly California Biotechnology Inc.), a company that develops recombinant human proteins for therapeutic uses. Dr. Tarnowski received a Ph.D. in Biochemistry from the University of Tennessee in 1979 and was a Postdoctoral Fellow at the Roche Institute of Molecular Biology from 1979 through 1981.

         CATHERINE M. VACZY, 40, has served as the Company's Associate General Counsel since February 1997 and Vice President, Legal since January 2001. She served as its Assistant Vice President, Legal during 2000 and as its Senior Director, Legal, from 1997 through 1999. Prior to joining the Company, Ms. Vaczy served as a senior associate specializing in corporate and securities matters in the New York City office of Ross & Hardies, a Chicago-based law firm.

                              EMPLOYMENT AGREEMENTS

         EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS. On September 19, 2001, Samuel D. Waksal, Harlan W. Waksal, Daniel S. Lynch and S. Joseph Tarnowski entered into employment agreements with the Company to be effective as of the date thereof (the "Commencement Date"). The period of employment, during which salary, bonus and benefits shall be provided to Dr. Samuel D. Waksal, Dr. Harlan W. Waksal, Mr. Lynch and Dr. Tarnowski began on the Commencement Date and will end on the third anniversary thereof (the "Term"); provided, that, with respect to Dr. Samuel D. Waksal and Dr. Harlan W. Waksal, the Term shall automatically be extended for one additional day each day, unless a notice not to extend is provided.

         SAMUEL D. WAKSAL. Pursuant to the employment agreement with Dr. Waksal, he shall serve as the President and Chief Executive Officer and as a member of the Board of Directors. Dr. Waksal's base salary is required to be not less than $500,000 and he will be eligible to receive an annual bonus; provided, that, the annual bonus shall not be less than $1,000,000 less his base salary for the relevant year.

         Dr. Waksal will be entitled to participate in customary employee benefit plans and programs sponsored by the Company. In addition, the Company will reimburse Dr. Waksal for up to $15,000 annually for personal tax planning and financial advice and will provide him with a term life insurance policy with a death benefit of at least $5,000,000. On the Commencement Date, pursuant to the terms of the employment agreement, Dr. Waksal was granted a ten year stock option to acquire 1,250,000 shares of the Company's common stock at an exercise price per share equal to $50.01, the fair market value at the time of the grant. The stock option will vest as to 100% of the shares subject thereto on the third anniversary of the date of grant; provided, that, 33 1/3% of the shares subject to the stock option will each automatically vest when the Company's ten day average stock price reaches $60, $80 and $100 per share, respectively. In addition, the stock option shall become 100% vested upon a "change in control" of the Company. These options vested as to the first 33 1/3% on October 31, 2001.

         If Dr. Waksal's employment is terminated by the Company without "cause" or by Dr. Waksal for "good reason," Dr. Waksal will be paid or provided, in addition to accrued but unpaid compensation and benefits and pro-rata bonus, a
(a) lump-sum cash payment equal to three times the sum of his base salary and highest bonus paid in last three years (with highest bonus paid deemed to be at least two times his then current base salary); (b) continuation of health and welfare benefits for three years; (c) immediate vesting of all stock-based awards, including the stock options discussed above and all outstanding options shall remain exercisable until the remainder of their term regardless of any termination of employment provisions therein contained; (d) lump sum payment equal to the present value of the Company's contributions which would have been made under all of the Company's retirement plans if he had continued to be employed by the Company for an additional three years and (e) payment by the

Company of all contributions or payments for the year of termination under all insurance benefits or policies for the benefit of Dr. Waksal of which he shall become the owner.

         If any of the payments to be made to Dr. Waksal could result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay Dr. Waksal an additional amount to fully gross him up for such taxes, unless, by reducing the amounts payable to him by 10%, no amounts would be subject to the excise tax, in which case the payments shall be so reduced.

         The employment agreement contains confidentiality, non-competition and non-solicitation provisions.

         For purposes of the employment agreement, the Company will have "cause" to terminate Dr. Waksal upon (a) a final conviction or plea of guilty or no contest to a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Company. Among other events, Dr. Waksal will have "good reason" to terminate his employment with the Company (a) if there is any material and adverse change in his duties or responsibilities, (b) if there is a reduction in his base salary, bonus opportunity, or any material benefit, (c) for any reason during the thirty-day period following the first anniversary of a change in control of the Company,
(d) if the Company provides a notice of non-renewal of the Term, (e) if he is required to relocate or (e) if there is a breach of any material provision of the employment agreement by the Company.

         HARLAN W. WAKSAL. Dr. Waksal's employment agreement with the Company is substantially the same as the employment agreement with Dr. Samuel D. Waksal except that: (a) he will serve as Executive Vice President and Chief Operating Officer and as a member of the Board of Directors, (b) his base salary is required to be not less than $455,000 per year and (c) he was granted stock options to acquire 1,000,000 shares of the Company's common stock.

         DANIEL S. LYNCH. Mr. Lynch's employment agreement is substantially the same as the employment agreement with Dr. Samuel D. Waksal except that: (a) he will serve as Senior Vice President and Chief Financial Officer, (b) the Term of his agreement does not automatically renew, (c) his base salary is required to be not less than $360,000 and his minimum guaranteed bonus is $360,000, (d) he was granted stock options to acquire 200,000 shares of the Company's common stock which vest as to 33 1/3% of the shares subject thereto on each of the first three anniversaries of the date of grant, and (e) upon a termination of his employment by the Company without "cause" or by Mr. Lynch for "good reason," his bonus is deemed to be no less than $360,000. In addition, among other events, Mr. Lynch will have "good reason" to terminate his employment with the Company (a) if there is any material and adverse change in his duties or responsibilities, (b) if there is a reduction in his base salary, bonus opportunity, or any material benefit, (c) if he is required to relocate or (d) if there is a breach of any material provision of the employment agreement by the Company.

         S. JOSEPH TARNOWSKI. Dr. Tarnowski's employment agreement is substantially the same as the employment agreement with Dr. Samuel D. Waksal except that: (a) he will serve as Senior Vice President -- Manufacturing Operations and Product Development, (b) the Term of his agreement does not automatically renew, (c) his base salary is required to be not less than $225,000 and his minimum guaranteed bonus is $100,000, (d) he was not granted stock options and (e) upon a termination of his employment by the Company without "cause" or by Dr. Tarnowski for "good reason," his bonus is deemed to be no less than $100,000. In addition, among other events, Dr. Tarnowski will have "good reason" to terminate his employment with the Company (a) if there is any material and adverse change in his duties or responsibilities, (b) if there is a reduction in his base salary, bonus opportunity, or any material benefit, (c) if he is required to relocate or (d) if there is a breach of any material provision of the employment agreement by the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

         This Report was adopted by the Compensation Committee on April 3, 2002, at which time the Directors signing this Report constituted the Compensation Committee membership. Subsequent to the adoption of this Report, William R. Miller joined the Compensation Committee, replacing Robert F. Goldhammer as Chairman. During 2001, Richard Barth and Peter S. Ringrose also served on the Compensation Committee. Dr. Ringrose resigned from the Compensation Committee on March 19, 2002, and Mr. Barth resigned from the Board of Directors on April 2, 2002.

Overall Philosophy

         The Company's executive compensation philosophy is based on the premise that compensation should be set at levels that support the Company's business strategies and long-term objectives and relate to an individual's performance. The elements of the executive compensation package are base salary and participation in annual incentives, including stock options.

         In establishing base salaries, annual incentive awards and awards of stock options, the Compensation Committee considers the executive's annual review and periodic compensation surveys, including those provided by third parties covering the biopharmaceutical industry.

         The Compensation Committee uses no set formulas and may accord different weight to different factors for each executive. The Committee looks toward the progress of the Company's research and development programs, its ability to gain support for such programs, either internally or externally, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

Deductibility of Compensation

         The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which, beginning in 1994, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other Named Executive Officers (as defined). It is the policy of the Company to attempt to have its executive compensation plans treated as deductible compensation whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

Chief Executive Officer Compensation

         Dr. Samuel D. Waksal's base salary was fixed in January 2001 at $550,000 and represented an increase of 10% over his 2000 base salary. Dr. Waksal and the Company entered into an employment agreement on September 19, 2001. Also on this date, the Company entered into its strategic partnership with Bristol-Myers Squibb Company ("BMS"). Under the employment agreement, Dr. Waksal was granted options to purchase 1,250,000 shares of the Company's common stock at an exercise price of $50.01 per share. The options vest after three years but are subject to earlier vesting should certain targets be attained in the Company's stock price. Dr. Waksal's employment agreement provides for a guaranteed minimum annual bonus that is not less than the difference between $1,000,000 and his base salary for the relevant bonus year. Accordingly, Dr. Waksal was paid a bonus for 2001 of $450,000. This was paid in 2002. Dr. Waksal was paid no discretionary bonus for 2001.


                                   Compensation and Stock Option Committee

                                   Robert F. Goldhammer, Chairman
                                   David M. Kies
                                   Paul B. Kopperl

The foregoing Report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 2001, the following Board members served on the Compensation Committee: Robert F. Goldhammer, Richard Barth, David M. Kies, Paul B. Kopperl and Peter S. Ringrose, none of whom is an employee of the Company or any of its subsidiaries or has ever been an executive officer of the Company or any subsidiaries. Dr. Ringrose resigned from the Compensation Committee on March 19, 2002, and Mr. Barth resigned from the Board on April 2, 2002. Dr. Ringrose is an executive officer of BMS. In 2001, the Company accepted a promissory note from Mr. Goldhammer. See "Certain Relationships and Related Transactions" for descriptions of the Company's relationship with BMS and the terms of the Company's promissory note from Mr. Goldhammer.

                           SUMMARY COMPENSATION TABLE

         The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) for the years ended December 31, 2001, 2000 and 1999 who were serving as executive officers at December 31, 2001 and whose total salary and bonus exceeded $100,000 for the year ended December 31, 2001 (the "Named Executive Officers").

                                                                                             LONG-TERM
                                                   ANNUAL COMPENSATION                      COMPENSATION
                                    ----------------------------------------------------    ------------
                                                                                             SECURITIES
                                                                         OTHER ANNUAL        UNDERLYING            ALL OTHER
      NAME AND PRINCIPAL                     SALARY(1)     BONUS(2)     COMPENSATION(3)      OPTIONS(4)           COMPENSATION
           POSITION                 YEAR        ($)          ($)             ($)                (#)                    ($)
------------------------------      ----     --------    ----------     ----------------    ------------          ------------
Samuel D. Waksal..............      2001     $ 550,000   $  450,000(5)  $       -            1,250,000(6)           $10,435(7)
President and Chief                 2000       500,000    1,000,000             -                    -               10,435(7)
Executive Officer                   1999       300,000      600,000             -            2,000,000               10,435(7)

Harlan W. Waksal..............      2001       451,404      545,000(8)          -            1,000,000(6)
Executive Vice President            2000       400,000      800,000             -                    -
and Chief Operating Officer         1999       250,000      500,000             -            1,300,000

Daniel S. Lynch(9)............      2001       223,769      525,000(10)         -              260,000(11)(12)            -
Senior Vice President, Finance
and Chief Financial Officer

S. Joseph Tarnowski...........      2001       217,808      225,000             -               10,000(12)(13)            -
Senior Vice President, Product      2000       204,750      100,000        36,083(14)           24,000                    -
and Process Development             1999       195,000       60,000             -              150,000                    -

Peter Bohlen..................      2001       215,000      200,000             -                    -(12)                -
Senior Vice President,              2000       183,750       91,000             -               34,000                    -
Research                            1999       170,000       85,000             -               90,000                    -

(1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Code.

(2) Although the Company has no formal bonus plan, the Compensation Committee, in its discretion, may award bonuses to officers and other employees of the Company. The Company has paid bonuses based on individual and Company performance. Certain employment agreements also provide for the payment of minimum guaranteed bonuses. Amounts shown include awards paid relative to services rendered in each of the last three fiscal years. All bonus awards for each of the last three fiscal years were paid in cash. Bonuses are recorded for the period in which they were earned.

(3) Excludes perquisites and other personal benefits for each Named Executive Officer which did not equal or exceed the lesser of $50,000 or 10% of such individual's base salary and bonus for the years ended December 31, 2001, 2000 and 1999, respectively.

(4) Options to purchase the number of shares of common stock shown are recorded for the period in which they were granted.

(5) Pursuant to the terms of the employment agreement entered into between the Company and Dr. Samuel D. Waksal on September 19, 2001, the date the Company entered into its strategic partnership with BMS, Dr. Samuel
         D. Waksal is guaranteed a minimum annual bonus that is not less than the difference between $1,000,000 and his base salary for the relevant bonus year. Dr. Samuel D. Waksal's base salary for 2001 was $550,000, and he was paid in 2002 his guaranteed bonus for 2001 of $450,000.

(6)      These options were granted pursuant to the terms of each of Dr. Samuel
         D. Waksal's and Dr. Harlan W. Waksal's employment agreements entered into on September 19, 2001.

(7) Consists of premium payments on a term life insurance policy for Dr. Samuel D. Waksal under which his daughters are the beneficiaries.

(8) Pursuant to the terms of the employment agreement entered into between the Company and Dr. Harlan W. Waksal on September 19, 2001, the date the Company entered into its strategic partnership with BMS, Dr. Harlan
         W. Waksal is guaranteed a minimum annual bonus that is not less than the difference between $1,000,000 and his base salary for the relevant bonus year. Dr. Harlan W. Waksal's base salary for 2001 was $455,000, and he was paid in 2002 his guaranteed bonus for 2001 of $545,000.

(9)      Mr. Lynch commenced employment with the Company in April 2001.

(10) Consists of a $75,000 sign-on bonus and a performance bonus of $450,000 paid pursuant to the terms of an employment agreement entered into between the Company and Mr. Lynch on September 19, 2001, the date the Company entered into its strategic partnership with BMS.

(11) 200,000 of these options were granted pursuant to the terms of Mr. Lynch's employment agreement entered into on September 19, 2001, the date the Company entered into its strategic partnership with BMS. 60,000 of these options were granted in connection with Mr. Lynch's commencement of employment with the Company.

(12) Options granted on the basis of 2001 performance were granted in 2002 and are not reflected in this Table.

(13) These options were granted to Dr. Tarnowski in connection with his promotion during 2001 to Senior Vice President.

(14) Consists of relocation expenses associated with the individual joining the Company.


                          OPTION GRANTS IN FISCAL 2001

         The following table sets forth certain information relating to stock option grants to the Named Executive Officers during the year ended December 31, 2001.

                                           INDIVIDUAL GRANTS
                               -----------------------------------------------------
                                              PERCENT OF
                                                TOTAL                                     POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF      OPTIONS                                 ASSUMED ANNUAL RATES OF STOCK PRICE
                               SECURITIES    GRANTED TO     EXERCISE                     APPRECIATION FOR OPTION TERM(3)
                               UNDERLYING     EMPLOYEES      OF BASE                                   ($)
                                OPTIONS       IN FISCAL       PRICE       EXPIRATION   -----------------------------------
NAME                           GRANTED(1)       2001       ($/SHARE)(2)      DATE        0%        5%            10%
-------------------------      ----------    ----------    ------------   -----------   ---  ------------   -------------
Samuel D. Waksal.........       1,250,000(4)    33.62%       $ 50.01        9/18/11       -  $ 39,313,775    $ 99,389,875
Harlan W. Waksal.........       1,000,000(4)    26.90%         50.01        9/18/11       -    31,451,020      79,703,060

Daniel S. Lynch(5).......         200,000(6)      5.37%        50.01       9/18/11       -      6,290,204      15,940,612
                                   60,000(6)      1.61%        28.19        4/2/11       -      1,063,249       2,694,271
S. Joseph Tarnowski(5)...          10,000(7)       .27%        37.40        5/6/11       -        237,262         601,222
Peter Bohlen(5)..........               -             -            -             -       -              -               -

(1) The Company granted options to purchase a total of 3,717,500 shares of common stock to employees during 2001. Grants made to employees relating to 2001 performance were made in 2002.

(2) Options were granted to purchase common stock at an exercise price that equaled the fair market value of the common stock at the time of grant.

(3) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the holders if the respective options are exercised at the end of the their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted.

(4)      These options were granted pursuant to the terms of each of Dr. Samuel
         D. Waksal's and Dr. Harlan W. Waksal's employment agreements entered into on September 19, 2001 and will vest as to 100% of the shares subject thereto on the third anniversary of the date of grant; provided, that, they will automatically vest earlier as to 33 1/3% of the shares subject to the options on the date the Company's ten day average stock price reaches $60, $80 and $100 per share, respectively, should that occur. In addition, the options shall become 100% vested upon a "change in control" of the Company. These options vested as to the first 33 1/3% on October 31, 2001.

(5) Options granted on the basis of 2001 performance were granted in 2002 and are not included in this Table.

(6) 200,000 of these options were granted pursuant to the terms of Mr. Lynch's employment agreement entered into on September 19, 2001 and are exercisable as to 33 1/3% of the shares on each of the first, second and third anniversaries of the date of grant. 60,000 of these options were granted upon the commencement of Mr. Lynch's employment with the Company and are exercisable as to 25% of the shares on each of the first, second, third and fourth anniversaries of the date of grant.

(7) These options are exercisable as to 25% of the shares on each of the first, second, third and fourth anniversaries of the date of grant.

                   OPTION EXERCISES AND VALUES FOR FISCAL 2001

         The following table sets forth option exercises during the year ended December 31, 2001 by the Named Executive Officers and the value of the options held by such persons on December 31, 2001, whether or not exercisable on such date.


                                                                     NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                                        OPTIONS AT                      OPTIONS AT
                                   SHARES                            DECEMBER 31, 2001              DECEMBER 31,2001(2)
                                ACQUIRED ON       VALUE         ----------------------------     -----------------------------
                                  EXERCISE      REALIZED(1)     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
NAME                                 (#)            ($)             (#)              (#)              ($)             ($)
-------------------------       ------------   -----------      ------------   -------------     -----------    --------------
Samuel D. Waksal.........         2,300,000     $ 72,015,350      416,668           833,332         $    0          $     0
Harlan W. Waksal.........         2,580,000       89,145,000      332,334           666,666              0                0
Daniel S. Lynch..........                 0                0            0           260,000              0        1,096,350
S. Joseph Tarnowski......            19,324        1,002,035       53,676            97,000      1,728,527        3,223,333
Peter Bohlen.............            46,833        2,589,865      208,667            64,500      7,675,199        1,563,514

(1) The values realized were calculated by multiplying the closing market price of the common stock on the date of exercise by the respective number of shares exercised and subtracting the aggregate exercise price. Accordingly, such values realized assume a sale of such common stock on the date of exercise, which in most cases did not occur.

(2) The values were calculated by multiplying the closing market price of the common stock on December 31, 2001 ($46.46 per share as reported by the Nasdaq National Market on that date) by the respective number of shares and subtracting the aggregate exercise price, without making any adjustments for vesting, termination contingencies or other variables. If the exercise price of an option is equal to or greater than $46.46, the option is deemed to have no value.

                               OTHER BENEFIT PLANS

         The Company has no defined benefit or defined contribution retirement plans other than the ImClone Systems Incorporated 401(k) Employee Savings Plan (the "401(k)") established under Section 401(k) of the Code. Contributions to the Plan are voluntary, and substantially all full-time employees are eligible to participate. For 2002, the Company has elected to make voluntary matching contributions equal to 25% of the first 6% of an employee's eligible compensation contributed by the employee, limited to $2,500 per employee. The Company made such a matching contribution for 2001 which totaled approximately $243,000. The Company anticipates evaluating the level of its matching contribution, if any, on an annual basis.

                         COMMON STOCK PRICE PERFORMANCE

         The graph below provides a comparison of the cumulative total return (assuming reinvestment of dividends) for the Company (which paid no dividends) with The Nasdaq Stock Market (U.S. Companies) Total Return Index and The Nasdaq Pharmaceutical Stocks Total Return Index for the period from December 31, 1996 through December 31, 2001. The graph assumes $100 was invested in the Company's common stock and each of the indexes at the beginning of such period. The Nasdaq Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Nasdaq Pharmaceutical Stocks Total Return Index represents all companies, including biotechnology companies, trading on Nasdaq classified under the Standard Industrial Classification Code for pharmaceuticals.

       COMPARISON OF FIVE YEAR TOTAL RETURN AMONG IMCLONE COMPANY STOCK,
          NASDAQ STOCK MARKET (U.S. COMPANIES) TOTAL RETURN INDEX AND
                NASDAQ PHARMACEUTICAL STOCKS TOTAL RETURN INDEX

                                  [LINE CHART]

                                                              NASDAQ
                            NASDAQ                        PHARMACEUTICAL
                              US                              STOCKS                             IMCL
                             ----                             ------                             ----
       12/31/96              $100                              $100                              $100
       12/31/97               122                               103                                83
       12/31/98               173                               131                                93
       12/31/99               321                               247                               406
       12/31/00               193                               308                               902
       12/31/01               153                               262                               952

This Section shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH BRISTOL-MYERS SQUIBB COMPANY

         Two of the Company's Directors, Dr. Andrew G. Bodnar and Dr. Peter S. Ringrose, are also officers of BMS. The Company's relationship with BMS is described below.

         On September 19, 2001, the Company entered into an acquisition agreement (the "Acquisition Agreement") with BMS, a Delaware corporation, and Bristol-Myers Squibb Biologics Company, a Delaware corporation ("BMS Biologics"), which is a wholly-owned subsidiary of BMS, providing for the tender offer by BMS Biologics to purchase up to 14,392,003 shares of the Company's common stock for $70.00 per share, net to the seller in cash. The tender offer by BMS Biologics, available to all stockholders, allowed for the Company's present or former employees and Directors who held exercisable options to purchase shares of the Company's common stock having exercise prices less than $70.00 per share to conditionally exercise any or all of those options and tender the underlying shares in the tender offer. In connection with the Acquisition Agreement, the Company entered into a stockholder agreement with BMS and BMS Biologics, dated as of September 19, 2001 (the "Stockholder Agreement"), pursuant to which the Company agreed with BMS and BMS Biologics to various arrangements regarding the respective rights and obligations of each party with respect to, among other things, the ownership of shares of the Company's common stock by BMS and BMS Biologics. Concurrently with the execution of the Acquisition Agreement and the Stockholder Agreement, the Company entered into a development, promotion, distribution and supply agreement (the "Commercial Agreement") with BMS and E.R. Squibb & Sons, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of BMS ("E.R. Squibb"), relating to ERBITUX, the Company's lead therapeutic product, pursuant to which, among other things, the parties are co-developing and co-promoting ERBITUX in the United States and Canada, and co-developing ERBITUX (together with Merck KGaA) in Japan.

         On March 5, 2002, the Company amended the Commercial Agreement with E.R. Squibb and BMS. The amendment changed certain economics of the Commercial Agreement and has expanded the clinical and strategic role of BMS in the ERBITUX development program. One of the principal economic changes to the Commercial Agreement is that the Company received $140,000,000 on March 7, 2002, and an additional payment of $60,000,000 is payable on March 5, 2003. Such payments are in lieu of the $300,000,000 payment the Company would have received on acceptance by the United States Food and Drug Administration ("FDA") of the ERBITUX Biologics License Application under the original terms of the Commercial Agreement. In addition, the Company agreed to resume construction of its second commercial manufacturing facility as soon as reasonably practicable after the execution of the amendment.

         On October 29, 2001, pursuant to the Acquisition Agreement, BMS Biologics accepted for payment pursuant to the tender offer 14,392,003 shares the Company's common stock on a pro rata basis from all tendering shareholders and those conditionally exercising stock options.

         The Stockholder Agreement, among other things, gave BMS the right to nominate two initial directors and also set forth BMS' (i) limitation on additional purchases of shares, (ii) option to purchase shares in the event of dilution and (iii) restrictions as to transfer of shares. Currently, BMS has designated Dr. Ringrose, BMS's Chief Scientific Officer, and Dr. Bodnar, BMS's Senior Vice President, Medical and External Affairs, as the initial BMS directors.

         In exchange for the rights granted to BMS under the amended Commercial Agreement, the Company can receive up-front and milestone payments totaling $900,000,000 in the aggregate, of which $200,000,000 was received on September 19, 2001, $140,000,000 was received on March 7, 2002, $60,000,000 is payable on
March 5, 2003, $250,000,000 is payable upon receipt of marketing approval from the FDA with respect to the initial indication for ERBITUX and $250,000,000 is payable upon receipt of marketing approval from the FDA with respect to a second indication for ERBITUX. All such payments are non-refundable and non-creditable. Except for the Company's expenses incurred pursuant to a co-promotion option, E.R. Squibb is also responsible for 100% of the distribution, sales and marketing costs in the United States and Canada, and as between the Company and E.R. Squibb, each will be responsible for 50% of the distribution, sales, marketing costs and other related costs and expenses in Japan. The Commercial Agreement provides that E.R. Squibb shall pay the Company distribution fees based on a percentage of annual net sales of ERBITUX by E.R. Squibb in the United States and Canada. The distribution fee is 39% of net sales in the United States and Canada. The Commercial Agreement also provides that the distribution fees for the sale of ERBITUX in Japan by E.R. Squibb or the Company shall be equal to 50% of operating profit or loss with respect to such sales for any calendar month. In the event of an operating profit, E.R. Squibb will pay the Company the amount of such distribution fee, and in the event of an operating loss, the Company will credit E.R. Squibb the amount of such distribution fee. The Commercial Agreement provides that the Company will be responsible for the manufacture and supply of all requirements of ERBITUX in bulk form for clinical and commercial use in the United States, Canada and Japan and that E.R. Squibb will purchase all of its requirements of ERBITUX in bulk form for commercial use from the Company. The Company will supply ERBITUX in bulk form for clinical use at the Company's fully burdened manufacturing cost and will supply ERBITUX in bulk form for commercial use at our fully burdened manufacturing cost plus a mark-up of 10%. In addition to the up-front and milestone payments, the distribution fees for the United States, Canada and Japan and the 10% mark-up on the commercial supply of ERBITUX, E.R. Squibb is also responsible for 100% of the cost of all clinical studies other than those studies undertaken post-launch which are not pursuant to an Investigational New Drug Application (e.g. phase IV studies), the cost of which will be shared equally between E.R. Squibb and the Company. As between E.R. Squibb and the Company, each will be responsible for 50% of the cost of all clinical studies in Japan.

OTHER ITEMS

         The Company accepted from Dr. Samuel D. Waksal, its President and Chief Executive Officer, a full recourse, unsecured promissory note dated as of December 21, 2000 in the principal amount of $282,200. The note was payable upon the earlier of June 21, 2001 or demand by the Company and bore interest at 10.5% (the prime lending rate plus 1% on the date of the note) for the period that the loan is outstanding. The Company extended the term of the note to December 21, 2001. As of November 14, 2001, the principal amount of this note and accrued interest totaling $310,000 had been paid in full.

         In July 2001, the Company accepted a promissory note from each of Dr. Samuel D. Waksal, its President and Chief Executive Officer, Dr. Harlan W. Waksal, its Executive Vice President and Chief Operating Officer and Mr. Robert
F. Goldhammer, its Chairman of the Board, and, in August 2001, the Company accepted a promissory note from Dr. Arnold J. Levine, a member of its Board of Directors, in payment of the aggregate exercise price associated with the exercise of stock options and warrants they held to purchase a total of approximately 4,473,000 shares of the Company's common stock. Dr. Samuel D. Waksal's promissory note was in the amount of $18,178,750; Dr. Harlan W. Waksal's promissory note was in the amount of $15,747,550; Mr. Goldhammer's promissory note was in the amount of $1,228,065; and Dr. Levine's promissory note was in the amount of $87,000. The unsecured promissory notes were full-recourse, payable on the earlier of one year from the date of the notes or on demand by the Company and bore interest at the prime lending rate plus 1% (7 3/4% on the date of the note). Interest was payable quarterly and the interest rate adjusted quarterly during the term of each note to the then current prime lending rate plus 1%. On October 31, 2001, the Company made demand for repayment by November 23, 2001, of the principal amount of the notes and accrued interest thereon. As of November 14, 2001, the principal amount of all of these notes of $35,241,000 and accrued interest of $879,000 were paid in full.

         In December 2001, the Company entered into an agreement to sublease a 1,520 square foot portion of its corporate headquarters and research facility in New York City to Scientia Health Group Inc. ("Scientia"). Base rent under the sublease is $5,496 per month and is subject to annual escalation. Scientia is also responsible for additional rent representing its pro-rata share of operating expenses. The amount charged to Scientia represents a direct pass through of the Company's costs. The term of the sublease shall continue month to month until such notice of termination by the Company. During the year ended December 31, 2001, the Company incurred, and was subsequently reimbursed by Scientia, for approximately $111,000 in costs associated with preparing the premises for occupancy. Dr. Samuel D. Waksal, the Company's President and Chief Executive Officer, is the Executive Chairman of Scientia.

         Certain transactions engaged in by Dr. Samuel D. Waksal, the Company's President and Chief Executive Officer, in securities of the Company were deemed to have resulted in "short-swing profits" under Section 16 of the Exchange Act. In accordance with Section 16(b) of the Exchange Act, Dr. Samuel D. Waksal paid the Company in March 2002 an aggregate amount of approximately $486,000, as disgorgement of "short-swing profits" he realized.

         During the year ended December 31, 2001, the Company paid Dr. Vincent
T. DeVita, Jr., a Director of the Company, a total of $100,000 for scientific consulting services provided to the Company by Dr. DeVita.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that, between 1992 and 2001, Dr. Samuel D. Waksal failed to timely file 18 Forms 4 with respect to 28 transactions and 6

Forms 5 with respect to 16 transactions. In addition, Dr. Harlan W. Waksal failed to timely report ownership of 200 shares owned jointly with his wife and failed to include 43 of such shares as part of a sale timely reported on a Form
4. Information concerning these shares and the transaction was promptly reported to the SEC upon discovery of the omissions.

                          REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

         The Audit Committee consists of the following members of the Company's Board of Directors: Paul B. Kopperl, Chairman, and William R. Miller. During 2001, Richard Barth and Andrew G. Bodnar served on the Audit Committee. Dr. Bodnar resigned from the Audit Committee on March 4, 2002, and Mr. Barth resigned from the Board of Directors on April 2, 2002. Mr. Barth was a member of the Audit Committee on March 22, 2002, the date this Report was adopted. The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on June 14, 2000, a copy of which was included as Appendix A to the Company's proxy statement for the 2000 fiscal year. On November 15, 2001, the Audit Committee reviewed and reassessed the adequacy of the charter and the performance of the Audit Committee thereunder. The Audit Committee held three (3) meetings during the fiscal year ended December 31, 2001.

         The primary functions of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and, with certain exceptions, legal compliance and to provide an avenue of communication among the independent auditors, management and the Board of Directors. In performing all of these functions, the Audit Committee acts only in an oversight capacity on behalf of the Board of Directors. The primary duties and responsibilities of the Audit Committee are to (i) review the Company's annual audited financial statements prior to filing with the SEC or distribution to the public; (ii) in consultation with management and the independent auditors, consider the integrity of the Company's financial reporting procedures and controls; (iii) review with management and the independent auditors the Company's quarterly financial statements prior to filing with the SEC or distribution to the public; (iv) periodically perform self-assessment of Audit Committee performance; (v) annually review policies and procedures as well as test results associated with directors' and officers' expense accounts and perquisites; and (vi) annually review a summary of directors' and officers' related party transactions and potential conflicts of interest. The Audit Committee also reviews the performance of the independent auditors and their fees and recommends their selection and engagement to the Board of Directors.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

         The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management and KPMG LLP, the Company's auditors. This discussion included an assessment of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, the members of the Audit Committee asked for management's representations that the audited financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and have expressed their general preference for conservative policies when more than one accounting option is available.

         The Audit Committee also discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, and, with and without management present, reviewed and discussed the results of the independent auditors' examination of the financial statements.

         Consistent with Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as currently in effect, the Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence from the Company and its management. The Audit Committee discussed with management and with the auditors the provision of non-audit services and any relationships that may impact the auditors' objectivity and independence and has satisfied itself as to the auditors' independence.

         In performing all of these functions, the Audit Committee acts only in an oversight capacity on behalf of the Board of Directors. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         The Audit Committee and Board of Directors have recommended, subject to ratification by the stockholders, that KPMG LLP be selected as the Company's independent certified public accountants for the fiscal year ending December 31, 2002.

                                         Audit Committee

                                         Paul B. Kopperl, Chairman
                                         Richard Barth
                                         William R. Miller

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

                              FEES PAID TO KPMG LLP

AUDIT FEES

         The aggregate fees billed by KPMG LLP in connection with its audit of the Company's annual financial statements for the year 2001 and its review of the financial statements included in the Company's Form 10-Qs during 2001 were $174,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage KPMG LLP to provide services for the Company regarding financial information systems design and implementation during 2001.

ALL OTHER FEES

         KPMG LLP's fees for all other professional services provided to the Company during 2001 totaled $240,000, including audit related services of $96,000 and non-audit related services of $144,000. Audit related services included fees related to the review of SEC registration statements and various technical accounting consultations. Non-audit related services consisted primarily of fees related to tax services, including services rendered in connection with the BMS transaction. The Audit Committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining KPMG LLP's independence and concluded that KPMG LLP is "independent."

                                 PROPOSAL NO. 2

                  APPROVAL OF THE IMCLONE SYSTEMS INCORPORATED
                             2002 STOCK OPTION PLAN

         On April 3, 2002, the Board of Directors adopted, subject to stockholder approval, the ImClone Systems Incorporated 2002 Stock Option Plan for the purpose of enhancing the ability of the Company and its subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's stockholders. The Compensation Committee has determined that the Company's current Chief Executive Officer and Chief Operating Officer will not receive option grants under the 2002 Stock Option Plan during 2002. For the period of 2003 and beyond, the Compensation Committee will assess the appropriateness of granting options to such individuals based upon their performance and the principles of sound corporate governance. A brief description of the major provisions of the plan is set forth below to facilitate an informed decision by the shareholders entitled to vote on the approval of the plan. This summary highlights only selected information from the plan and does not contain all of the information that may be important to you. To understand the terms of the plan fully, you should read the full text of the plan, a copy of which is attached hereto as Appendix A. The affirmative vote of a majority of the outstanding shares present and entitled to vote at the annual meeting is required to approve the plan.

         Administration. The plan shall be administered by a committee (the "Committee") which shall consist of at least two members of the Board of Directors who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended and who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee will have broad discretion, subject to the terms of the plan, to approve the selection of participants, prescribe the terms and conditions of options and establish rules and regulations for the interpretation and administration of the plan.

         In order to administer the plan in an efficient manner, the Committee may delegate to officers or employees of the Company or any subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the plan and option awards.

         Under the plan, members of the Committee shall not be personally liable for any actions taken in good faith with respect to the plan and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

         Eligibility. Individuals eligible to receive options under the plan shall be the officers, employees, directors and consultants of the Company and its subsidiaries selected by the Committee; provided that, only employees of the Company and its subsidiaries may be granted incentive stock options.

         Stock Subject to the Plan. Common stock available for issue or distribution under the plan shall be authorized and unissued shares or shares reacquired by the Company in any manner. Subject to adjustment under the plan, the maximum total number of shares of common stock which shall be available for the grant of options under the plan shall be 3,300,000. For purposes of this limitation, any common stock subject to an option which is canceled, forfeited or expires prior to exercise whether such option was granted under this plan or the 1998 Non-Qualified Stock Option Plan, as amended, the 1996 Non-Qualified Stock Option Plan, as amended or the 1996 Incentive Stock Option Plan, as amended (together the "Prior Plans") shall again become available for grant under the plan. In addition, any shares of common stock tendered and/or withheld for payment of all or a portion of an option or any applicable withholding taxes shall again become available for the grant of an option under the plan. The Company may, but is not required to, use the proceeds it receives in connection with the exercise of an option under this plan or under the Prior Plans for exercises occurring after the "Effective Date" (i.e., the date the plan is approved by a majority vote of the Company's shares) to purchase shares of its common stock in the open market and any such shares may be used for the issuance of options under this plan. Subject to adjustment under the plan, no employee shall be granted, during any three (3) year period, options to purchase more than 3,300,000 shares of common stock.

          Subject to adjustment under the plan, the aggregate number of shares of common stock with respect to which incentive stock options may be granted under the plan shall not exceed 825,000 shares of common stock. Any shares of common stock subject to an incentive stock option granted under the plan or the 1996 Incentive Stock Option Plan, as amended which is canceled, forfeited or expires prior to exercise shall again be counted toward the aggregate number of shares available for the grant of incentive stock options under this plan.

         If the stockholders approve this plan, no further grants will be made under the Prior Plans.

         The market value of the Company's common stock as reported on Nasdaq as of April 11, 2002 was $23.81 per share.

         Nothing in the plan prohibits the Company from adopting other equity compensation programs for employees of the Company and its subsidiaries, including employees eligible for grants under the plan.

         Type of Awards. Incentive stock options and nonqualified stock options may be granted under the plan.

         Purchase Price. The purchase price per share of common stock purchasable under an option shall be determined by the Committee and shall not be less than 100% of the fair market value of the common stock on the date of grant.

         Option Term. Unless otherwise provided at the time of grant, the term of each option shall be ten (10) years from the date the option is granted. Unless otherwise provided at the time of grant, upon the death or disability of a participant, options (other than incentive stock options) that would otherwise remain exercisable following such death or disability shall remain exercisable for one year following such death or disability, notwithstanding the term of the option.

         Exercisability; Method of Exercise. Each option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

         Options may be exercised, in whole or in part, by written notice to the Company, specifying the number of shares to be purchased together with payment in full of the exercise price. The exercise price may be paid by (i) cash or certified check or bank check, (ii) surrender of common stock held by the optionee for at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a broker-assisted same-day sale, (iv) through additional methods prescribed by the Committee or (v) by any combination of the foregoing, to the extent permitted by applicable law.

         Termination of Continuous Service. Unless otherwise provided at the time of grant, upon a termination of continuous service by an optionee, all unvested options shall terminate and all vested options shall remain exercisable for 30 days thereafter (one year in the event of death or disability); provided, that, if such termination is for cause, all options (whether or not vested) shall terminate and cease to be exercisable.

         Withholding Tax. The Company has the right to require any optionee to pay to the Company any amount of taxes which the Company shall be required to withhold with respect to the exercise of an option. Such obligation may be satisfied as follows (i) in cash or (ii) with the consent of the Committee and in its sole discretion, the participant may elect to have the Company withhold shares of common stock having a fair market value equal to the amount of the withholding tax obligation as determined by the Company.

         Acceleration of Exercisability. Unless otherwise provided at the time of grant, upon the occurrence of a Change in Control (as defined in the plan), all options shall automatically become vested and exercisable in full.

         Forfeiture. Unless otherwise provided at the time of grant, in the event of a serious breach of conduct by a participant or former participant, the Committee may (i) cancel any outstanding option granted to such participant or former participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise of an option, require such participant or former participant to repay to the Company any gain realized upon the exercise of such option.

         Adjustments. The Committee will determine the appropriate adjustments to be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option upon the occurrence of certain events affecting the capitalization of the Company.

         Termination and Amendment of the Plan. Subject to earlier termination pursuant to the terms of the plan, the plan shall have an indefinite term; provided that, the ability to grant incentive stock options will terminate on April 3, 2012. The Board may amend, suspend or terminate the plan at any time; provided, that, (a) no such amendment shall be made without shareholder approval if such approval is necessary to comply with applicable law, regulation or stock exchange rule and (b) except as provided in the plan, no amendment shall be made that would adversely affect rights previously granted under the plan.

GENERAL FEDERAL TAX CONSEQUENCES

         The following summary of the material federal income tax consequences to the Company is based on current law, is for general information only and is not tax advice.

         Section 162(m) Limitation. Subject to a limited number of exceptions,
Section 162(m) denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. For this purpose, remuneration attributable to stock options is included within the $1,000,000 limitation. However, to the extent that certain procedural requirements are met (e.g., the plan is approved by the stockholders of the Company, grants are made by the Committee, the exercise price is equal to the fair market value of the underlying shares upon grant, etc.), gain from the exercise of stock options should not be subject to the $1,000,000 limitation.

         The Company has attempted to structure the plan in such a manner that the remuneration attributable to the stock options will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

         Non-Qualified Stock Options. An individual receiving non-qualified stock options should not recognize taxable income at the time of grant. A participant should generally recognize ordinary compensation income in an amount equal to the excess, if any, in the fair market value of the option shares on exercise of the non-qualified stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) and discussed above, the Company is entitled to deduct from its taxable income the amount that the participant is required to include in ordinary income at the time of such inclusion.

         Incentive Stock Options. An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. The Company is not entitled to any deduction on account of the grant of the incentive stock options or the participant's exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations set forth in Section 162(m) and discussed above, in general, the Company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

REGISTRATION WITH SEC

         If this Proposal No. 2 is adopted, the Company intends to file a registration statement covering the offering of the shares under the plan with the SEC pursuant to the Securities Act of 1933, as amended.

NEW PLAN BENEFITS

         Because future participation in the plan and the level of participation will vary, it is not possible to determine the value of benefits which may be obtained by those eligible to participate in the plan.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE IMCLONE SYSTEMS INCORPORATED 2002 STOCK OPTION PLAN (PROPOSAL NO. 2 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 3

    APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         On April 3, 2002, the Board of Directors voted unanimously to submit for stockholder approval a proposed amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 120,000,000 to 200,000,000 shares. The Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and recommends that the stockholders approve the amendment.

As of March 15, 2002, there were approximately:

-        73,333,889 shares of common stock issued and outstanding.

- 12,635,521 shares of common stock reserved for issued and outstanding options, including those issued under the Company's various option plans.

- 2,117,431 additional shares of common stock reserved for issuance under the Company's various option plans.

-        189,250 shares of treasury stock.

- 948,175 shares of common stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan, as amended.

- 869,565 shares of common stock reserved for issuance as shares of common stock that may be issued in the event the Company achieves certain milestones in the development of ERBITUX, the Company's lead therapeutic product, pursuant to the terms of a Development and License Agreement entered into with Merck KGaA in December 1998. Under this agreement, Merck KGaA is paying to the Company, among other things, $30 million, assuming the Company achieves certain milestones for which Merck KGaA will receive equity (the "Milestone Shares"), of which $5,000,000 has been received to date and 63,027 shares of common stock issued. These shares will be priced at varying premiums to the then market price of the common stock depending upon the timing of the achievement of the respective milestones. Because the exact number of shares needed to be reserved cannot be determined due to the fluctuating market price and the undetermined premium, the Company has currently reserved a number of shares based upon recent market prices. The 869,565 number set forth above has been calculated based upon the March 15, 2002 closing price. A different number of shares could be required based on fluctuations in the price of the common stock.

- 4,356,508 shares of common stock reserved for issuance upon conversion of the Company's $240 million of 5 1/2% convertible subordinated notes due March 1, 2005, which were privately placed in February 2000. The Company received net proceeds from this offering of approximately $232.2 million, after deducting expenses associated with the offering. A holder may convert all or a portion of a note into common stock at any time on or before March 1, 2005 at a conversion price of $55.09 per share, subject to adjustment if certain events affecting the Company's common stock occur.

- On February 15, 2002, the Board of Directors approved a Stockholder Rights Plan and declared a dividend of one preferred share purchase right (a "Right") for each share of common stock outstanding at the close of business on February 19, 2002. Under certain conditions, each right entitles the holder thereof to purchase from the Company one one-hundredth of a share of Series B Participating Cumulative Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of the Company at an exercise price of $175 per one one-hundredth of a share of Preferred Stock. Subject to certain exceptions, the Rights become exercisable if a person or group acquires 15% or more of the Company's common stock. If the Rights become exercisable, each holder of a Right with the exception of the 15% holder, would be entitled to buy additional shares of the Company's common stock at half of the then current market price. The Board of Directors may redeem all of the Rights at a price of $0.001 per Right at any time before any person or group has acquired 15% of the Company's stock without meeting one of the exceptions. No shares of common stock were reserved for issuance in connection with this plan.

         Accordingly, giving effect to such issuances and reserves, approximately 25,549,661 shares of common stock of the 120,000,000 currently authorized would remain available for issuance. If Proposal No. 2 described in this proxy statement is approved by stockholders at the meeting, approximately 24,367,092 shares of common stock would be available for issuance unless this Proposal No. 3 is approved.

         The Company has no present agreement, commitment, plan or intent to issue any of the additional shares of common stock provided for in this Proposal other than as discussed herein. If this Proposal is approved, the additional authorized common stock, as well as the currently authorized but unissued common stock (but for those shares which are reserved), would be immediately available in the future for such corporate purposes as the Board deems advisable from time to time without further action by the stockholders, unless such action is required by applicable law or any stock exchange or securities market upon which the Company's shares may be listed.

         The additional authorized common stock resulting from the approval of this Proposal will have the same terms and rights as the existing common stock. Holders of the common stock of the Company do not presently have preemptive rights nor will they as a result of the approval of this Proposal.

         The Board anticipates that the authorized common stock in excess of those shares issued and reserved for issuance (including, if authorized, the additional common stock provided for in this Proposal) will be utilized for general corporate purposes, including grants of stock options. These shares may also be publicly sold or privately placed as part of financing transactions and may be used by the Company in connection with acquisitions, commercial agreements and stock splits. Such an increase in shares also could be used to make a change in control of the Company more difficult. Although the Company has no current plan or intention to issue such shares as a takeover defense, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company or to make the removal of management more difficult. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Management may itself from time to time consider a number of strategic alternatives designed to increase shareholder value, including joint ventures, acquisitions and other forms of alliances as well as the sale of all or part of the Company, and may determine to issue shares in connection with such a transaction.

         It should be noted that, subject to the limitations discussed above, the Board can currently take all of the types of Board action described in the preceding paragraphs. The power of the Board to take such actions would not be enhanced by the passage of this Proposal, although this Proposal would increase the number of shares of common stock that are subject to such action. Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with this amendment. If the stockholders approve the amendment, it will become effective upon the Company's executing, acknowledging and filing a Certificate of Amendment with the Secretary of State of Delaware.

         AN AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE ON THE PROPOSAL WILL CONSTITUTE APPROVAL.

         If this Proposal is approved and the amendment to the Certificate of Incorporation becomes effective, the first paragraph of Article FOURTH of the Certificate of Incorporation, which sets forth the Company's presently authorized capital stock, will be amended to read as follows:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is two hundred million (200,000,000) shares of common stock with a par value of one tenth of one cent ($.001) per share and four million (4,000,000) shares of preferred stock with a par value of one dollar ($1.00) per share."

         THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 120,000,000 TO 200,000,000 (PROPOSAL NO. 3 ON YOUR PROXY CARD).

                                 PROPOSAL NO. 4

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee and the Board have selected KPMG LLP as the Company's independent certified public accountants for the year ending December 31, 2002. KPMG LLP has served as the Company's auditor since 1988. The ratification of the selection of independent certified public accountants is to be voted upon at the meeting, and it is intended that the persons named in the accompanying proxy will vote for KPMG LLP. Representatives of KPMG LLP are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

         THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO ACT AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002 (PROPOSAL NO. 4 ON YOUR PROXY CARD).

                              STOCKHOLDER PROPOSALS

         A stockholder proposal intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2003 must be received by the Company on or before January 23, 2003 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's By-laws provide that any stockholder wishing to present a proposal or to nominate a candidate for Director at an annual meeting must give notice to the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the meeting. If, however, the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first announced or disclosed. You may obtain a copy of the Company's By-laws by writing to the Secretary of the Company at the address shown on the cover of this proxy statement.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters, other than those referred to in this proxy statement, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the recommendations of the Board of Directors or, if no recommendation is given, in the discretion of the person acting under the proxies.

         The Company will provide without charge to each person being solicited by this proxy statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2001 (as filed with the SEC), including the financial statements thereto. All such requests should be directed to the Secretary of the Company at the address shown on the cover of this proxy statement.

                                       By Order of the Board of Directors

                                       Daniel S. Lynch
                                       Secretary

New York, New York
April 26, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE, WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD OR FOLLOW THE PROCEDURES OUTLINED ON THE PROXY CARD TO VOTE BY TELEPHONE OR VIA THE INTERNET.

                                                         Appendix A

                          IMCLONE SYSTEMS INCORPORATED
                             2002 STOCK OPTION PLAN

         1. Purpose. The purpose of the ImClone Systems Incorporated 2002 Stock Option Plan (the "Plan") is to enhance the ability of ImClone Systems Incorporated (the "Company") and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The term "Company" as used in this Plan with reference to employment or service shall include the Company and its Subsidiaries, as appropriate.

         2. Definitions.

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Cause" shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it shall mean (A) the Participant's failure to substantially perform the duties reasonably assigned to him or her by the Company, which has not been cured by the Participant following 10 days prior written notice from the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

            (c) "Change in Control" of the Company means the occurrence of one of the following events:

                (i) individuals who, on the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

                (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary,
(C) any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

                (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) 60% or more of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                (iv) stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company

Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are also "outside directors" within the meaning of Section 162(m) of the Code.

         (f) "Common Stock" shall mean the common stock of the Company.

         (g) "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Subsidiary is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

         (h) "Disability" shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the "LTD Plans"); provided, that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

         (i) "Fair Market Value" per share as of a particular date shall mean, unless otherwise determined by the Board, the last reported sale price of the Common Stock on the NASDAQ (or any other exchange or national market system upon which price quotations for the Company's Common Stock is regularly available) for such date.

         (j) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

         (k) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

         (l) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

         (m) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

         (n) "Participant" shall mean anyone who is selected to participate in the Plan in accordance with Section 5.

         (o) "Subsidiary" shall mean any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

         (p) "Substitute Awards" shall mean Options granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company is combined.

         3. Shares Subject to the Plan.

         (a) General. Subject to adjustment in accordance with Section 12, the total of the number of shares of Common Stock which shall be available for the grant of Options under the Plan shall not exceed 3,300,000 shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled, forfeited or expires prior to exercise whether such Option was granted under this Plan or the 1998 Non-Qualified Stock Option Plan, as amended, the 1996 Non-Qualified Stock Option Plan, as amended or the 1996 Incentive Stock Option Plan, as amended (together, the "Prior Plans") shall again become available for grant under the Plan. In addition, any shares of Common Stock tendered and/or withheld for the payment of all or a part of an Option (whether granted under this Plan or the Prior Plans) or any applicable withholding taxes shall again become available for the grant of an Option under the Plan. The Company may, but is not required to, use the proceeds it receives in connection with the exercise of an Option under this Plan, or under the Prior Plans for exercises occurring after the Effective Date, to purchase shares of its Common Stock in the open market and any such shares of Common Stock so purchased may be used for the issuance of Options under this Plan. Substitute Options shall not reduce the shares of Common Stock available for grants under the Plan or to a Participant over a period of time. Subject to adjustment in accordance with Section 12, no employee shall be granted, during any three (3) year period, Options to purchase more than 3,300,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

         (b) Incentive Stock Options. Notwithstanding Section 3(a), subject to adjustment in accordance with Section 12, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 825,000 shares of Common Stock. Any shares of Common Stock subject to an Incentive Stock Option granted under this Plan or the 1996 Incentive Stock Option Plan, as amended which is canceled, forfeited or expires prior to exercise shall again be counted toward the aggregate number of shares available for the grant of Incentive Stock Options under this Plan.

         4. Administration.

         (a) The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

         (b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Options to be made to Participants, (iii) determine the number of shares of Common Stock subject to Options, (iv) determine the terms and conditions of any Option granted hereunder (including, but not limited to, any forfeiture conditions on such Option) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable to carry it into effect.

         (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

         (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Option awards.

         (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

         5. Eligibility. Individuals eligible to receive Options under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

         6. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option award.

         (a) Types of Options. Each Option award shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

         (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. In the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

         (c) Option Period. Unless otherwise provided in an Option award, the term of each Option shall be ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Option award, upon the death or Disability of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death or Disability shall remain exercisable for one year following such death or Disability notwithstanding the term of such Option.

         (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

         (e) Termination of Continuous Service. Unless otherwise provided in an Option award, any Options held by a Participant upon termination of Continuous Service shall remain exercisable as follows:

               (i) If the Participant's termination of Continuous Service is due to death, all unvested Options shall automatically terminate and all vested Options shall be exercisable by the Participant's designated beneficiary, or, if none, the person(s) to whom such Participant's rights under the Option are transferred by will or the laws of descent and distribution for 1 year following such termination of Continuous Service (but in no event beyond the term of the Option, except as provided in clause (c) above), and shall thereafter terminate.

               (ii) If the Participant's termination of Continuous Service is due to Disability, all unvested Options shall automatically terminate and all vested Options shall be exercisable by the Participant for 1 year following such Disability (but in no event beyond the term of the Option, except as provided in clause (c) above), and shall thereafter terminate.

               (iii) If the Participant's termination of Continuous Service is for Cause, the Option shall terminate upon such termination of Continuous Service, regardless of whether the Option was then vested and exercisable.

               (iv) If the Participant's termination of Continuous Service is for any other reason, all unvested Options shall terminate on the date of termination and all Options (to the extent exercisable as of the date of termination) shall be exercisable for a period of 30-days following such termination of employment or service (but in no event beyond the term of the Option), and shall thereafter terminate. The Participant's status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, with respect to Incentive Stock Options, such leave is for a period of not more than three-months or re-employment upon expiration of such leave is guaranteed by contract or statute.

         (f) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option exercise price. Unless otherwise provided at the time of grant, the exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a "same day sale" commitment from a Participant and a broker-dealer, who is reasonably acceptable to the Company and who is a member of the National Association of Securities Dealers, under such terms and conditions which are reasonably acceptable to the Company, (iv) through additional methods prescribed by the Committee, as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

         7. Special Provisions.

         (a) Change in Control. Unless otherwise provided in an Option award, upon the occurrence of a Change in Control, all Options and shall automatically become vested and exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any award documenting such Options as it may deem equitable and in the best interests of the Company.

         (b) Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Option award, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary) the Committee may (i) cancel any outstanding Option granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one (1) year following the exercise of an Option, require such Participant or former Participant to repay to the Company any gain realized upon the exercise of such Option (with such gain or payment valued as of the date of exercise). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct shall be determined by the Committee in good faith and in its sole discretion.

         8. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Options granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings. If the Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the date of grant, and (ii) the date one (1) year after transfer of such shares to the Participant upon exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition.

         9. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Options shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Option held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

         10. No Right to Continuous Service. Nothing contained in the Plan or in any Option under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Option under the Plan.

         11. Governmental Compliance. Each Option under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such Option may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         12. Adjustments; Corporate Events.

               (a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an "Event"), and in the Committee's opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and (iii) the exercise price with respect to any Option. The Committee determination under this Section 12(a) shall be final, binding and conclusive.

               (b) Upon the occurrence of an Event in which outstanding Options are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Option (whether or not vested) without a Participant's consent and (i) provide for either (A) the purchase of any such Option for an amount of cash equal to the product of (I) and (II), where (I) is equal to the number of shares of Common Stock subject to such Option and (II) is equal to the difference between (a) the Fair Market Value of one share of Common Stock and (b) the per share exercise price of such Option; provided, that, if such amount would result in a negative number, the Option shall automatically terminate and cease to be exercisable without payment for such termination or (B) the replacement of such Option with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Option shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

               (c) The existence of the Plan, the Option awards and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         13. Option Awards. Each Option under the Plan shall be evidenced by a written document setting forth the terms and conditions, as determined by the Committee, which shall apply to such Option, in addition to the terms and conditions specified in the Plan.

         14. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in
Section 12, no amendment shall be made that would adversely affect the rights of a Participant under an Option theretofore granted, without such Participant's written consent.

         15. General Provisions.

               (a) The Committee may require each Participant acquiring shares pursuant to an Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

               (b) All certificates for Common Stock delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

               (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this
Section 15(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

               (d) Except as otherwise provided by the Committee in the applicable Option award, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Option until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 12, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

               (e) The law of the State of Delaware shall apply to all Options and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

               (f) Where the context requires, words in any gender shall include any other gender.

               (g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

         16. Expiration of the Plan. Subject to earlier termination pursuant to
Section 14, the Plan shall have an indefinite term; provided, that, the ability to grant Incentive Stock Options will terminate on April 3, 2012 which is the tenth (10th) anniversary of the date on which the Board adopted the Plan.

         17. Effective Date; Approval of Shareholders. The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the "Effective Date"). If the Plan is approved, no further grants shall be made under the terms of the Prior Plans on or after the Effective Date; provided, that, any outstanding Options made thereunder shall be governed and controlled by the terms and conditions of such Prior Plans and any Option awards evidencing such Options.

                          IMCLONE SYSTEMS INCORPORATED

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operations of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

Your vote must be received prior to the Annual Meeting of Stockholders, May 23, 2002.

Thank you in advance for your prompt consideration of these matters.


                                           Sincerely,

                                           ImClone Systems Incorporated

                                     PROXY
                          IMCLONE SYSTEMS INCORPORATED

               PROXY FOR THE MEETING OF STOCKHOLDERS, MAY 23, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Samuel D. Waksal, Robert F. Goldhammer and Daniel S. Lynch as Proxies, each with power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Common Stock of ImClone Systems Incorporated held of record by the undersigned on April 16, 2002 at the Annual Meeting of Stockholders on May 23, 2002 and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO EQUISERVE, THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN MAY 22, 2002.

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign the partnership name.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?      DO YOU HAVE ANY COMMENTS?

-------------------------      -----------------------------

-------------------------      -----------------------------

-------------------------      -----------------------------

IMCLONE SYSTEMS INCORPORATED
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-------------------------------------     --------------------------------------
VOTE BY TELEPHONE                         VOTE VIA THE INTERNET
-------------------------------------     --------------------------------------

It's fast, convenient and immediate!      It's fast and convenient! Your vote
Call Toll-Free on a Touch-Tone Phone      is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

-------------------------------------     --------------------------------------
FOLLOW THESE FOUR EASY STEPS:             FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY            1. READ THE ACCOMPANYING PROXY
   STATEMENT AND PROXY CARD.                 STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER              2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).          HTTP://WWW.EPROXYVOTE.COM/IMCL

3. ENTER YOUR VOTER CONTROL NUMBER        3. ENTER YOUR VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE          LOCATED ON YOUR PROXY CARD
   YOUR NAME.                                ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.      4. FOLLOW THE INSTRUCTIONS PROVIDED.
-------------------------------------     --------------------------------------


YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!              Go to http://www.eproxyvote.com/imcl
                                          anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR VIA THE
INTERNET.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

--------------------------------------------------------------------------------
                          IMCLONE SYSTEMS INCORPORATED
--------------------------------------------------------------------------------


1.       Election of Directors.

         Nominees: (01) Andrew G. Bodnar, (02) Vincent T. DeVita, Jr., (03) Robert F. Goldhammer, (04) Paul B. Kopperl, (05) David M. Kies, (06) Arnold J. Levine, (07) John Mendelsohn, (08) William R. Miller, (09) Peter S. Ringrose, (10) Harlan W. Waksal, (11) Samuel D. Waksal


         For all  [ ]              Withheld
         nominees                  from all nominees [ ]

         [ ]
            ---------------------------------------------
            For all nominees except as noted above


                                                        FOR   AGAINST   ABSTAIN

2.       Approval of the ImClone Systems Incorporated
         2002 Stock Option Plan.                        [ ]     [ ]       [ ]

3.       Approval of an amendment to the Company's
         Certificate of Incorporation, as amended,
         to increase the number of shares of common
         stock the Company is authorized to issue
         from 120,000,000 to 200,000,000 shares.        [ ]     [ ]       [ ]

4.       Ratification of the appointment of KPMG LLP
         to serve as the Company's independent
         certified public accountants for the
         fiscal year ending December 31, 2002.          [ ]     [ ]       [ ]

5.       Any other business as may come before
         the meeting or any postponements
         or adjournments thereof.


Mark box at right if you plan to attend the meeting.                      [ ]

Mark box at right if an address change or comment
has been noted on the reverse side of this card.                          [ ]

Please be sure to sign and date this Proxy.


Signature:                                      Date:
          ------------------------------------       ---------------------------


Signature:                                      Date:
          ------------------------------------       ---------------------------